SCHEDULE 14C
(RULE 14C-101)
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☑	Definitive information statement.

GVI SECURITY SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date filed:

GVI SECURITY SOLUTIONS, INC.
2801 Trade Center Drive, Suite 120
Carrollton, Texas 75007

November 7, 2006

On October 13, 2006, the holders of a majority of the Common Stock of GVI Security Solutions, Inc., a Delaware Corporation (the “Company”), acted by written consent in lieu of a special meeting of stockholders to approve an amendment to the Company’s Certificate of Incorporation effecting a 50-for-1 reverse split of the Company’s Common Stock, and amendments to the Company’s 2004 Long-Term Incentive Plan increasing the number of shares available for issuance thereunder. The Company’s Board of Directors fixed October 4, 2006 as the record date for determining the holders of Common Stock entitled to consent to these actions.

This Information Statement is first being mailed on or about November 7, 2006. The actions to be taken pursuant to the written consent of the Company’s stockholders shall be taken on or about November 27, 2006, twenty (20) days after the mailing of this Information Statement. You are urged to read this Information Statement in its entirety for a full description of the actions approved by the holders of a majority of the Company’s outstanding Common Stock.

        By Order of the Board of Directors

        Joseph Restivo, Secretary

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS
DESCRIBED HEREIN.

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NOTICE OF ACTIONS TO BE TAKEN PURSUANT
TO THE WRITTEN CONSENT OF STOCKHOLDERS

To Stockholders of GVI Security Solutions, Inc.:

NOTICE IS HEREBY GIVEN that the Board of Directors has received approval for the following actions pursuant to the written consent of stockholders in lieu of a special meeting, effective October 13, 2006 (the “Written Consent”):

1.  To amend the Company’s Certificate of Incorporation to effect a fifty (50) for one (1) reverse stock split of all outstanding shares of Common Stock (the “Reverse Stock Split”).

2.  To amend the Company’s 2004 Long-Term Incentive Plan so as to increase the number of shares of Common Stock available for the grant of awards under the plan (prior to giving effect to the Reverse Stock Split referred to below) (i) from ten million (10,000,000) to two hundred ninety five million (295,000,000) in the aggregate, and (ii) to ninety five million (95,000,000) to any individual in any year;

This Information Statement is being sent to you by the Company’s Board of Directors to inform you of certain actions the holders of the Company’s Common Stock have approved by written consent in lieu of a special meeting of stockholders. This Information Statement is being mailed on or about November 7, 2006. The actions listed above will be taken on or about November 27, 2006, twenty (20) days after the mailing of this Information Statement.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
TO SEND A PROXY TO THE COMPANY

OUTSTANDING SHARES AND VOTING RIGHTS

As of the October 4, 2006, which was the record date for the actions taken pursuant to the Written Consent, the Company’s authorized capital stock consisted of 200,000,000 shares of Common Stock of which 172,025,973 were issued and outstanding.

In connection with the Written Consent, the holders of the Common Stock voted to approve the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split and to approve the amendments to the Company’s 2004 Long-Term Stock Incentive Plan (the “Plan”). The holders of Common Stock were entitled to one (1) vote per share of Common Stock.

The amendment to the Company’s Certificate of Incorporation and the amendments to the Plan were approved by the holders of 73% of the outstanding Common Stock.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Reverse Stock Split approved pursuant to the Written Consent will not be effected until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Company’s Stockholders.

This Information Statement will serve as written notice to stockholders of the Company pursuant to Section 228(e) of the General Corporation Law of the State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth as of October 13, 2006, certain information known to us with respect to the beneficial ownership of the Company’s voting securities by (i) each person who is known by us to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company’s directors and the Company’s two executive officers, and (iii) all of the Company’s directors and its executive officers as a group. The information below does not give effect to the Reverse Stock Split. Unless otherwise indicated, each of the stockholders can be reached at the Company’s principal executive offices located at 2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007.

	SHARES BENEFICIALLY OWNED[1]

	Number	Percent (%)
Beneficial Owners of more than 5% of Common Stock (other than directors and executive officers)

Europa International, Inc. [2]	164,347,992	50.8%
Fred Knoll[3]	164,740,563	50.7%
GVI Investment Company LLC[4]	625,000,000	84.4%
Steven Kolow[5]	268,746,875	64.1%
Directors and Executive Officers
Craig Ellins	0	*
Gary Freeman	0	*
David Weiner[6]	654,768,708	85.1%
Joseph Restivo[7]	33,692,847	15.9%
Steven Walin[7]	33,692,847	15.9%
Moshe Zarmi[8]	172,011	*
All directors and Executive Officers as a group(6)(7)(8) (six persons)	722,326,513	89.5%

*	Less than one percent (1%).

1
Gives effect to the shares of Common Stock issuable upon exercise of all options exercisable within 60 days of October 13, 2006 and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting and investment power with respect to shares. For the purposes hereof, the 6% Subordinated Secured Convertible Promissory Notes issued by the Company in October, 2006 (the “Convertible Notes”), are deemed to be convertible into Common Stock within 60 days of October 13, 2006. By their terms such notes may not be converted until the Reverse Stock Split has been effected. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on 178,275,973 shares of Common Stock outstanding as of October 13, 2006. All information is as of October 13, 2006 and is based upon information furnished by the persons listed, contained in filings made by them with the SEC or otherwise available to the Company.

2
Includes (i)112,500,000 shares of Common Stock issuable upon conversion of Convertible Notes, and (ii) 32,503,125 shares issuable upon conversion of warrants. The address of Europa International, Inc. (“Europa”) is 666 5th Avenue Suite 3702, New York, New York 10103. Fred Knoll is the principal of Knoll Capital Management, L.P., which manages Europa’s investments.

3
Includes (i) 164,347,992 shares of Common Stock beneficially owned by Europa; (ii) 73,743 shares of Common Stock beneficially owned by Thinking Technologies, L.P., and (iii) warrants to purchase 333,333 shares of Common Stock held by Knoll Capital Fund II. Fred Knoll is the principal of Knoll Capital Management, L.P., which is the general partner of Thinking Technologies, L.P. and the investment manager of Knoll Capital Fund II and Europa. Mr. Knoll’s address is c/o Knoll Capital Management, L.P., 666 5th Avenue Suite 3702, New York, New York 10103.

4
Includes 562,500,000 shares of Common Stock issuable upon conversion of Convertible Notes. The address of GVI Investment Company LLC (“GVI Investment”) is 3940 Laurel Canyon Boulevard, Studio City, California 91604. David Weiner, a director of the Company, is the manager of GVI Investment.

5
Includes (i) 16,246,875 shares of Common Stock issuable upon exercise of a warrant; and (ii) 225,000,000 shares of Common Stock issuable upon conversion of Convertible Notes. Mr. Kolow’s address is 1835 South Ocean Boulevard, Delray Beach, Florida 33483.

6
Includes (i) 62,500,000 shares of Common Stock beneficially owned by GVI Investment; (ii) 1,001,000 shares of Common Stock beneficially owned by Woodman Management Corporation; (iii) 562,500,000 shares of Common Stock issuable upon conversion of Convertible Notes held by GVI Investment; and (iv) 333,333 shares of Common Stock issuable upon exercise of a warrant owned by W-Net, Inc. David Weiner is the manager of, and the holder of a 16% interest in, GVI Investment, the sole shareholder of Woodman, and the sole shareholder of W-Net, Inc.

7
For each of Steve Walin and Joseph Restivo includes (i) 27,442,847 shares of Common Stock issuable upon exercise of options; and (ii) 5,625,000 shares of Common Stock issuable upon conversion of Convertible Notes.

8	Includes options to purchase 127,500 shares of Common Stock.

Change in Control

As a result of the closing of the October 2006 private placement described below and the related change in the composition of the Company’s Board of Directors, a change in control of the Company may be deemed to have occurred.

In the private placement, the Company sold 100 “Units” at a price of $50,000 per Unit for aggregate gross consideration of $5,000,000. Each Unit consisted of 1,250,000 shares of Common Stock and a 6% Subordinated Secured Convertible Promissory Note (“Convertible Note”) in the principal amount of $45,000, convertible into 11,250,000,000 shares of Common Stock at a conversion price of $.004. The investors in the private placement were a group of accredited investors led by GVI Investment Company, LLC (“GVI Investment”), which purchased half of the Units issued in the private placement. GVI Investment is managed by David Weiner, who was appointed to the Company’s Board of Directors along with three other designees of the investors in the private placement. Following the closing of the private placement, assuming the conversion in full of all of the Convertible Notes, the investors in the private placement are the beneficial owners of approximately 96% of the Company’s outstanding shares of Common Stock, and GVI Investment is the beneficial owner of approximately 48% of the Company’s outstanding shares of Common Stock.

Each investor in the private placement entered into a Voting Agreement to vote in favor of the Reverse Stock Split and the amendments to the 2004 Long-Term Incentive Plan.

Additionally, in connection with the private placement, all of the members of the Company’s Board of Directors except Steven Walin resigned, and David Weiner, Craig Ellins, Gary Freeman, Moshe Zarmi, and Joseph Restivo, the Company’s Chief Financial Officer, were appointed to the Board.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT
A 50-FOR-1 REVERSE STOCK SPLIT

The Board of Directors and stockholders of the Company have approved a 50-for-1 reverse split of the Common Stock by means of an amendment to the Company’s Certificate of Incorporation.

The Certificate of Amendment, the filing of which will effect the Reverse Stock Split, is attached hereto as Exhibit A. The Reverse Stock Split will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company’s stockholders.

Reason for Reverse Stock Split

The Board of Directors and stockholders have approved the Reverse Stock Split in order to permit the conversion of the Convertible Notes issued in the private placement, and the exercise of outstanding options and warrants. At the present time, the Company does not have sufficient shares of Common Stock to meet its present obligations to issue Common Stock. As of October 13, 2006, the Company had 178,275,973 shares of Common Stock outstanding and 200,000,000 shares authorized for issuance. After the issuance of all the shares of Common Stock that the Company is currently obligated to issue, and if all of its outstanding options and warrants are exercised and the Convertible Notes are converted to Common Stock, the Company would have approximately 1,796,472,108 shares of Common Stock outstanding.

In addition, the Board of Directors believes that a decrease in the number of outstanding shares of Common Stock, without any material alteration to the proportionate economic interest in the Company held by individual stockholders, may increase the trading price of the outstanding shares. An increase in the price of the Common Stock may, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares, which could be utilized for future transactions or to otherwise carry out the Company’s business objectives.

The table below summarizes the Company’s currently outstanding shares of Common Stock and current and future obligations to issue shares of its Common Stock as of October 13, 2006, both before and after giving effect to the Reverse Stock Split.

	Number of Underlying Shares of Common Stock Outstanding
	Before Reverse Stock Split	After Reverse Stock Split
Shares of Common Stock	178,275,973	3,565,520
Convertible Notes	1,125,000,000	22,500,000
Options to purchase
Common Stock	190,209,341	3,804,186
Warrants to purchase
Common Stock	100,486,794	2,029,736
Total	1,593,972,108	31,899,442

Effect of Reverse Stock Split

The immediate effect of the Reverse Stock Split will be to reduce the number of currently issued and outstanding shares of Common Stock from 178,275,973 to approximately 3,565,520 shares. In addition, as a result of the Reverse Stock Split, the (i) Convertible Notes will become immediately convertible, (ii) warrants issued to David Weiner and his designees to purchase an aggregate of 93,750,000 shares of Common Stock at an exercise price of $.004 per share (before giving effect to the Reverse Stock Split) in connection with consulting services provided to the Company by an affiliate of David Weiner will become immediately exercisable, and (iii) stock options issued to each of Steven Walin and Joseph Restivo (the Company’s Chief Executive Officer and Chief Financial Officer respectively) to purchase 94,089763 shares of Common Stock, to the extent otherwise vested, will become exercisable.

Although the Reverse Split may also increase the market price of the Common Stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Stock Split. Further, there is no assurance that the Reverse Stock Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company’s operating performance and other factors related to its business, as well as general market conditions. The shares of Common Stock of the Company are currently quoted on the OTC Bulletin Board under the symbol “GVIS.”

The liquidity of the Common Stock may be adversely affected by the reduced number of unrestricted shares of Common Stock outstanding after the Reverse Stock Split. The Reverse Stock Split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the Common Stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on the Company’s stock. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the Common Stock by some investors and advisors.

The Reverse Stock Split will affect all of the holders of the Company’s Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportion voting power, except for insignificant changes that will result from the rounding of fractional shares. The Board of Directors is not aware of any present efforts by anyone to accumulate the Common Stock and the Reverse Stock Split is not intended to be an anti-takeover device.

Without any further action on the part of the Company or the holders of the Common Stock, the shares of Common Stock held by stockholders of record as of the date the Reverse Stock Split is effected (“Old Common Stock”) will be converted into the right to receive an amount of whole shares of new Common Stock equal to the number of their shares of Common Stock divided by fifty (50), subject to the treatment of fractional share interests as described below (“New Common Stock”). No certificates or cash representing fractional share interests in the New Common Stock will be issued, and any resulting fractional shares shall be rounded up to the nearest whole number. The shares of Common Stock to be issued upon the Reverse Stock Split will be fully paid and non-assessable.

Exchange of Stock Certificates

The Company is not requiring a mandatory exchange of stock certificates. Stockholders may transmit the certificates representing shares of Old Common Stock to the Company's Transfer Agent in exchange for certificates representing the appropriate number of shares of New Common Stock after giving effect to the Reverse Stock Split. Service charges may be payable by the holders of shares of Common Stock in connection with the exchange of certificates. Until the old certificates are surrendered, each current certificate representing shares of Common Stock will evidence ownership of Common Stock in the appropriately reduced whole number of shares.

Federal Income Tax Consequences

The following discussion generally describes certain federal income tax consequences of the Reverse Stock Split to stockholders of the Company. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed Reverse Stock Split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder's acquisition and ownership of the common stock. Each stockholder should consult his or her accountants for more information in this regard.

The Company believes that the Reverse Stock Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code or as a stock-for-stock exchange under Section 1036(a) of the Code. As a result, no gain or loss should be recognized by the Company or its stockholders in connection with the Reverse Stock Split. A stockholder's aggregate tax basis in his or her shares of post-Reverse Stock Split common stock received from the Company will be the same as his or her aggregate tax basis in the pre-Reverse Stock Split Common Stock exchanged therefor. The holding period of the post-Reverse Stock Split Common Stock surrendered in exchange therefor will include the period for which the shares of pre-Reverse Stock Split Common Stock were held, provided all such Common Stock was held as a capital asset on the date of the exchange.

This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to Stockholders of the Company in light of their individual investment circumstances or to the holders subject to special treatment under the federal income tax laws (such as life insurance companies, regulated investment companies and foreign taxpayers).

No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Interest of Certain Persons

David Weiner, a director of the Company, may be deemed to have an interest in effecting the Reverse Stock Split, as (i) the holder of a warrant to purchase 28,434,374 shares of Common Stock which will not be exercisable until the Reverse Stock Split is effected, and (ii) the manager of, and 16% member in, GVI Investment, which holds $2,225,000 in principle amount of Convertible Notes that will not be exercisable until the Reverse Stock Split is effected.

Steven Walin (the Company’s Chief Executive Officer and a director of the Company), may be deemed to have an interest in effecting the Reverse Stock Split, as the holder of (i) a stock option to purchase 94,089763 shares of Common Stock which will not be exercisable until the Reverse Stock Split is effected, and (ii) $22,500 in principle amount of Convertible Notes that will not be exercisable until the Reverse Stock Split is effected.

Joseph Restivo (the Company’s Chief Financial Officer and a director of the Company), may be deemed to have an interest in effecting the Reverse Stock Split, as the holder of (i) a stock option to purchase 94,089763 shares of Common Stock which will not be exercisable until the Reverse Stock Split is effected, and (ii) $22,500 in principle amount of Convertible Notes that will not be exercisable until the Reverse Stock Split is effected.

Each of Craig Ellins, Gary Freeman and Moshe Zarmi, non-employee directors of ours, may be deemed to have an interest in effecting the Reverse Stock Split, as the holder of a stock option to purchase 500,000 shares of Common Stock which will not be exercisable until the Reverse Stock Split is effected.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock voting as a class is required for the approval of the Reverse Stock Split. On October 13, 2006, the Reverse Stock Split was approved by the holders of 73% of the outstanding shares of Common Stock.

AMENDMENTS TO THE COMPANY’S
2004 LONG-TERM INCENTIVE PLAN

The Board of Directors and stockholders of the Company have approved amendments to the 2004 Long-Term Incentive Plan increasing the number of shares of Common Stock available for the grant of options and other awards under the Plan (prior to giving effect to the Reverse Split) from 10,000,000 to 295,000,000 in the aggregate, and to 95,000,000 with respect to awards in any year to a single individual. After giving effect to the Reverse Split, 5,900,000 shares of Common Stock will be available for issuance under the Plan.

The Plan provides for the grant of options and other awards to the Company’s (and its subsidiaries’) employees, officers, directors and consultants. The Plan authorizes the Compensation Committee to issue incentive stock options (“ISOs”) as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), stock options that do not conform to the requirements of that Code section (“Non-ISOs”), stock appreciation rights (“SARs”), restricted stock, stock awards and other stock based awards. Directors who are not employees of the Company may only be granted Non-ISOs.

Description of the plan

The essential features of the Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Plan, as amended by the Amendment, which is included as Exhibit B to this Information Statement.

The purpose of the Plan is to attract and retain and provide incentives to employees, officers, directors and consultants of the Company and its subsidiaries (currently approximately 65 individuals), thereby increasing stockholder value.

General

The Compensation Committee of the Board of Directors administers the Plan and has full power and authority to take any and all actions deemed necessary or desirable for the proper administration of the Plan and the effectuation of its purposes. The Compensation Committee has authority to select those employees, officers, directors and consultants whose performance it determines significantly promotes the Company’s success to receive discretionary awards under the Plan, grant the awards, interpret and determine all questions of policy with respect thereto and adopt rules, regulations, agreements and instruments deemed necessary for its proper administration.

Awards

Non-Qualified and Incentive Stock Options. Awards granted under the Plan may be ISOs or Non-ISOs. The exercise price of options granted under the Plan is be set by the Compensation Committee and stated in an option agreement. The exercise price may be paid (i) in U.S. Dollars, (ii) by delivery of the Company’s Common Stock, (iii) by a combination of the preceding methods or (iv) by such other methods as the Compensation Committee may deem appropriate. Options may also contain SARs permitting the recipient to receive the difference between the exercise price per share and the market value of such share on the date of surrender.

Restricted Stock. Awards of Common Stock granted under the Plan may be subject to forfeiture until such restrictions, terms and conditions as the Compensation Committee may determine are fulfilled.

Dividend Equivalent Award. The Compensation Committee may grant an award that represents the right to receive a dividend or its equivalent in value in the Common Stock, cash or a combination of both with respect to any new or previously existing award.

Other Stock and Stock Based Awards. The Compensation Committee may grant Common Stock or other Common Stock based awards that are related to or similar to the awards described above.

Amendment and Termination

The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s capital stock present or represented and entitled to vote at a duly held stockholders meeting.

The Board of Directors may at any time terminate the Plan or from time to time amend or modify the Plan; provided however, that the Board cannot make any material amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the Company’s capital stock.

The Plan will terminate on February 16, 2014, unless sooner terminated by the Board of Directors.

Federal Income Tax Consequences

The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular person or to the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Code as currently in effect.

The Plan is not subject to any of the requirements of ERISA, nor is it qualified under Section 401(a) of the Code.

Non-Incentive Stock Options.

If a Non-ISO is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the option is granted. On exercise of a Non-ISO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the purchase price of such shares will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by the Company (or one of its subsidiaries) in the year in which the holder recognizes the ordinary income. The disposition of shares acquired upon exercise of a Non-ISO will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the stock option.

Incentive Stock Options.

If an ISO is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the ISO is granted. On exercise of an ISO, the holder will generally not recognize any income and the Company (or one of its subsidiaries) will generally not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the holder to the alternative minimum tax or to an increase in such tax. The disposition of shares acquired upon exercise of an ISO will ordinarily result in long-term capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an ISO within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the holder will generally recognize ordinary income and the Company (or one of its subsidiaries) will generally be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the Common Stock on the date the ISO is so exercised over the purchase price (or the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will ordinarily constitute long-term or short-term capital gain (depending on the applicable holding period).

Stock Appreciation Rights.

The amount of any cash (or the fair market value of any Common Stock) received upon the exercise of SARs under the Plan will be includable in the holder’s ordinary income and the Company (or one of its subsidiaries) will be entitled to a deduction for such amount.

Restricted Shares.

If restricted shares are awarded in accordance with the terms of the Plan, no income will be recognized by such holder at the time such award is made unless the holder makes the 83b election referred to below. A holder who is awarded restricted shares and does not make an 83b election will be required to include in his ordinary income, as compensation, the fair market value of such restricted shares upon the lapse of the forfeiture provisions applicable thereto, plus the amount of any dividend equivalents on such restricted shares, less any amount paid therefor. At the time the restricted shares are first issued, the holder may elect (an “83b election”) to include in his ordinary income, as compensation, the fair market value of such restricted shares at the time of receipt, less any amount paid therefor. A holder who makes an 83b election will not recognize income at the time of the lapse of the forfeiture provisions. Absent the making of the 83b election, any cash dividends or other distributions paid with respect to restricted shares prior to the lapse of the applicable restriction will be includable in the holder’s ordinary income as compensation at the time of receipt. In each case, the Company (or one of its subsidiaries) will be entitled to a deduction in the same amount as the holder realizes compensation income.

Requirements Regarding “Deferred Compensation”

Certain of the awards under the Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code, a recently enacted provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of the provisions of the Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties.

New Plan Benefits

Pursuant to the amendments to the Plan, (i) each of Steve Walin, the Company’s Chief Executive Officer, and Joseph Restivo, the Company’s Chief Financial Officer, were issued an option under the Plan to purchase 94,089,763 shares of Common Stock; and (ii) each of Craig Ellins, Gary Freeman, and Moshe Zarmi, non-employee directors of the Corporation, were issued options under the Plan to purchase 500,000 shares of Common Stock. In addition, pursuant to the Plan, the Compensation Committee has authorized the issuance of options to purchase up to an aggregate of 94,000,000 shares of Common Stock to certain of our employees. Each such option is exercisable at an exercise price of $.004 per share. Subject to the effectiveness of the Reverse Stock Split, each such option vests immediately as to twenty-five percent of the shares of the Common Stock subject to such option, with the remaining 75% of such shares exercisable ratably over 36 months on a monthly basis commencing November 1, 2006, except that with respect to the options issued to our non-employee directors, the remaining 75% of such shares become exercisable on a quarterly basis.

The following table contains information about the shares of Common Stock that may be granted under equity compensation plans (including the Plan) as of December 31, 2005. It does not give effect to the Reverse Stock Split or to the increases in the number of shares of Common Stock available under the Plan to 10,000,000 in June 2006 and to 295,000,000 pursuant to the Written Consent, and does not include options that terminated after December 31, 2005.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders(1)	5,724,791	$1.34	230,138
Equity compensation plans not approved by stockholders(2)	7,503,308	$1.24	267,790(3)
Total	13,228,099	$1.28	497,928

(1)
Includes the Company’s (i) 2004 Long-Term Incentive Plan described above, (ii) 1996 Stock Option Plan, under which options to purchase 5,785 shares have been authorized, none of which are outstanding, and (iii) 1997 Stock Option Plan, under which options to purchase 9,231 shares have been authorized, none of which are outstanding.

(2)
Includes (i) options to purchase 231 shares of Common Stock at a price of $65.50 per share that we issued in August 1999, (ii) options to purchase 3,077 shares of Common Stock at a price of $32.50 per share that we issued in December 1999 to Moshe Zarmi as a director of the Company, (iii) seven-year warrants to purchase 400,000 shares of Common Stock at a price of $3.50 per share that were issued to Laurus Master Fund during 2004 to induce Laurus to waive the Company’s defaults under loan agreements with Laurus, (iv) seven-year warrants to purchase 94,000 shares of Common Stock at a price of $3.50 per share that the Company issued to a finder as compensation in connection with the Laurus financing, (v) warrants to purchase 3,000,000 shares of Common Stock at a price of $1.50 per share issued in May 2005 to a distributor of the Company, (vi) options to purchase 3,000,000 shares of Common Stock at prices ranging from $.30 to $.80, issued in March 2006 to Steven Walin, (vii) options to purchase 750,000 shares of Common Stock at prices ranging from $.16 to $.78, issued in March 2006 to Joseph Restivo, (viii) options to purchase 580,000 shares of Common Stock at a price of $.85 per share issued in July 2005 to employees and a consultant, and (ix) options to purchase 175,000 shares of Common Stock at prices ranging from $3.50 to $5.00, issued to a service provider. Does not include (i) warrants issued to the former stockholders of Rapor, Inc. in connection with the Company’s merger with Rapor in December 2004, (ii) warrants purchased by Laurus from the Company in May 2004, or (iii) warrants purchased by investors in the Company’s October 2004 private placement.

(3)	These shares were subsequently issued to directors of the Company under a Nonemployee Directors’ Stock Plan.

Vote Required

The affirmative vote of a majority of the outstanding shares of Common Stock is required for the amendments to the Plan. The Plan was amended on October 13, 2006, by stockholders holding 73% of the outstanding shares of Common Stock.

DELIVERY OF DOCUMENTS TO MULTIPLE STOCKHOLDERS
SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from such stockholders. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given verbally by phoning the Company’s head office at (972) 245-7353 or by mail to 2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual report on Form 10-KSB, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives at www.sec.gov.

            GVI SECURITY SOLUTIONS, INC.

            Steven Walin, Chief Executive Officer

INDEX OF EXHIBITS

EXHIBIT A   Certificate of Amendment to the Certificate of Incorporation

EXHIBIT B   Amended and Restated 2004 Long-Term Incentive Plan

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GVI SECURITY SOLUTIONS, INC.

Pursuant to the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware (“DGCL”), GVI Security Solutions, Inc. (the “Corporation”), a corporation organized and existing under the DGCL

DOES HEREBY CERTIFY:

FIRST: That the Corporation was originally incorporated in Delaware under the name Thinking Tools, Inc. and the date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 8, 1996.

SECOND: That the Certificate of Incorporation is hereby amended to effect a one-for-50 reverse stock split of the Common Stock, such that 50 shares of Common Stock outstanding will automatically be converted into one share of Common Stock, by inserting the following as Article FOURTH, subparagraph C immediately following Article FOURTH, subparagraph B:

“C. Effective as of the filing of the Certificate of Amendment to the Certificate of Incorporation of the Corporation containing the provisions of this subparagraph C (the “Reverse Split Effective Time”), the then outstanding shares of Common Stock (the "Outstanding Shares") shall automatically and without further action be consolidated and combined into a lesser number of shares of Common Stock ("Resulting Shares"), without any change in the par value of the Common Stock, so as to effect a one-for-50 reverse split of the Outstanding Shares (the "Reverse Stock Split") whereby for every 50 Outstanding Shares held by any one beneficial owner there shall be and remain one Resulting Share. The excess of the par value of the Outstanding Shares over the par value of the Resulting Shares shall be credited to additional paid-in capital. From and after the Reverse Split Effective Time, all certificates that formerly evidenced Outstanding Shares shall evidence instead the appropriate reduced number of Resulting Shares, except that if any beneficial owner of Outstanding Shares would be entitled by reason of the Reverse Stock Split to receive a fractional Resulting Share, such owner shall receive a whole share in lieu of such fractional Resulting Share, and such whole share shall be deemed for all purposes to be a validly issued, fully-paid and nonassessable share of Common Stock.”

A-1

FIFTH: This Certificate of Amendment to the Certificate of Incorporation of the Corporation was authorized by written consent of all of the directors and the majority of stockholders of the Corporation in accordance with the provisions of Sections 242 and 228 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this ___ day of November, 2006.

GVI SECURITY SOLUTIONS, INC.

By:
Name: Title:

A-2

EXHIBIT B

AMENDED AND RESTATED

2004 LONG-TERM INCENTIVE PLAN

OF

GVI SECURITY SOLUTIONS, INC.
I. Purpose

The purpose of the GVI Security Solutions, Inc. 2004 Long-Term Incentive Plan (the “Plan”) is to attract and retain and provide incentives to employees, officers, directors and consultants of the Corporation and its Subsidiaries, and to thereby increase overall stockholders’ value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to the eligible participants.

II. Definitions

(a) “Award” includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code), stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock (“other Common Stock-based Awards”), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

(b) “Award Agreement” means a written agreement setting forth the terms and conditions of each Award made under this Plan.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan or if no such committee is designated, the Board.

(f) “Common Stock” means the common stock of the Corporation, par value $.001 per share, or any other securities of the Corporation into which such common stock is reclassified or reconstituted.

(g) “Corporation” means GVI Security Solutions, Inc., a Delaware corporation.

(h) “Employee” means an employee of the Corporation or a Subsidiary.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(j) “Fair Market Value” means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or, if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Committee (whose determination shall be conclusive), based on the best information available to it.

(k) “Participant” means an Employee, officer, director or consultant who has been granted an Award under the Plan.

(l) “Plan Year” means a twelve-month period beginning with January 1 of each year.

(l) “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III. Eligibility

Any Employee, officer, director or consultant of the Corporation or a Subsidiary selected by the Committee is eligible to receive an Award.

IV. Plan Administration

(a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option periods, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

(b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s Certificate of Incorporation, as it may be amended from time to time.

(c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the times at which any Award becomes exercisable.

V. Capital Stock Subject to the Provisions of this Plan

(a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to (i) adjustment in accordance with the provisions of Section X, (ii) Sections V(b) and (c) below, and (iii) the adoption of an amendment to Corporation’s certificate of incorporation pursuant to which the Corporation shall have available for grants of Awards such number of authorized but unissued shares of Common Stock provided for in this Section V(a), the total number of shares of Common Stock available for grants of Awards shall not exceed 295,000,000.

(b) The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

(c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI. Awards Under This Plan

As the Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

(a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine.

(b) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor section as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 295,000,000, subject to Section V above. To the extent that Section 422 of the Code requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

(c) Stock Appreciation Right. A right, which may or may not be contained in the grant of a stock option or incentive stock option, to receive in cash (or its equivalent value in Common Stock) the excess of the Fair Market Value of a share of Common Stock on the date the right is surrendered over the option exercise price or other price specified in the Award Agreement.

(d) Restricted Shares. The issuance of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

(e) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

(f) Stock Award. The issuance of Common Stock, which may be on a contingent basis, to a Participant.

(g) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

VII. Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement that (i) shall set forth the terms and conditions of the Award, (ii) shall be executed by the Corporation and the Participant, and (iii) to the extent the Award includes stock options granted to a resident of the State of California, shall include the following terms, in addition to any other applicable terms required by this Plan or the Committee:

(a) An exercise price which is not less than 85% of the Fair Market Value of the Common Stock at the time the stock option is granted, except that the price shall not be less than 110% of the Fair Market Value of the Common Stock in the case of any person who owns securities possessing more than 10% of the total combined voting power (as defined in Section 194.5 of the California Corporations Code) of all classes of securities of the Company or its parent or subsidiaries possessing voting power;

(b) An exercise period of not more than 120 months from the date the stock option is granted;

(c) The non-transferability of the stock options, provided that the Award Agreement may permit transferability by will, by the laws of descent and distribution, or as permitted by applicable securities laws;

(d) The right to exercise at the rate of at least 20% per year over 5 years from the date the stock option is granted, subject to reasonable conditions such as continued employment;

(e) Unless employment is terminated for cause as defined by applicable law, the terms of the Award Agreement or a contract of employment, the right to exercise in the event of termination of employment, to the extent that the Optionee is entitled to exercise on the date employment terminates, as follows: (1) at least 6 months from the date of termination if termination was caused by death or disability, and (2) at least 30 days from the date of termination if termination was caused by other than death or disability; and

(f) A termination date of not more than 10 years from the date the Award Agreement is entered into or the date the Award Agreement is approved by the security holders, whichever is earlier.

VIII. Other Terms and Conditions

(a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant.

(b) Termination of Employment or Other Relationship. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant’s employment or other relationship with the Corporation or a Subsidiary.

(c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. Except as provided in Section X, no adjustment will be made for dividends or other rights for which the record date is prior to such date.

(d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

(e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted “cashless exercise” program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

(f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

(g) Maximum Awards. The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to Awards under this Plan in any single Plan Year is 95,000,000.

IX. Termination, Modification and Amendments

(a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

(b) Notwithstanding the provisions of Section IX(a) above, the Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any material amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

(c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

X. Recapitalization

The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

XI. No Right to Employment

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII. Governing Law

To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

XIII. Savings Clause

This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

XIV. Effective Date and Term

The effective date of this Plan is February 16, 2004. The Plan shall terminate on February 16, 2014. No awards shall be granted after the termination of the Plan.

The adoption of the Plan is subject to approval by the Corporation’s stockholders, which approval must be obtained within 12 months from the date the Plan is adopted by the Board. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board, any Awards made under the Plan shall be rescinded, and no additional Awards shall be made thereafter under the Plan.